UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2022 (December 19, 2022)

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Volcon, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3121 Eagles Nest, Suite 120

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VLCN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the entry into the Employment Agreement (as defined below) with Mr. Christian Okonsky, as set forth in Item 5.02 below, on December 19, 2022, Volcon, Inc. (the “Company”) and Pink Possum, LLC (“Pink Possum”), an entity controlled by Mr. Okonsky, the Chairman of the Company’s Board of Directors (the “Board”) and the Company’s Chief Technology Officer, mutually agreed to terminate the Consulting Agreement, dated August 28, 2020, between Pink Possum and the Company (the “Consulting Agreement”), with such termination to be effective immediately, except for those provisions of the Consulting Agreement which survive termination or are incorporated into the Employment Agreement.

Pursuant to the terms of the Consulting Agreement, Mr. Okonsky provided the Company with consulting services with respect to different technical aspects of the Company’s products. In consideration for entering into the Consulting Agreement, the Company issued a ten-year (10) warrant to purchase the Company’s common stock at an exercise price of $0.004 per share. On March 26, 2021, Pink Possum entered into an amendment to the Consulting Agreement agreeing to exchange the original warrant for a new ten-year (10) warrant to purchase 4,750,000 shares of common stock at an exercise price of $0.98 per share. The termination of the Consulting Agreement does not affect vested rights granted to Pink Possum, LLC under the Consulting Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2022, in connection with the termination of the Consulting Agreement, the Company entered into an employment agreement for Mr. Okonsky (the “Employment Agreement”), pursuant to which Mr. Okonsky will continue to serve as Chief Technology Officer of the Company and become a full-time employee of the Company, on an at-will basis.

In consideration for his services, the Company has agreed to pay Mr. Okonsky a gross annual base salary of $170,000. Mr. Okonsky will also be entitled to receive employment benefits and certain perquisites, such as reimbursement for all reasonable expenses incurred in connection with performing his duties under the Employment Agreement, which are generally made available to other similarly situated executives of the Company.

In addition, the Employment Agreement incorporates certain provisions of the Consulting Agreement that survive the termination of the Consulting Agreement, which include, but are not limited to, upon the occurrence of a Fundamental Transaction (as defined below) for an aggregate gross sales price of $100.0 million or more, Pink Possum will receive a cash payment equal to one percent (1%) of such gross sales price. For the purposes of the Employment Agreement, “Fundamental Transaction” means any of the following: (i) a consolidation or merger involving the Company if the holders of the voting securities of the Company that are outstanding immediately prior to the consummation of such consolidation or merger do not, immediately after the consummation of such consolidation or merger, hold voting securities that collectively possess at least a majority of the voting power of all the outstanding securities of the surviving entity of such consolidation or merger or such surviving entity’s parent entity; (ii) a transfer or issuance (in a single transaction or series of related transactions) by one or more of the Company and its stockholders to one person or to any group of persons acting in concert, of shares of the Company’s capital stock then collectively possessing 50% or more of the voting power of all then outstanding shares of the Company’s capital stock (computed on an as-converted to common stock basis); or (iii) any sale, license, lease, assignment or other disposition of all or substantially all of the assets of the Company. Furthermore, if the Company’s market capitalization exceeds $300.0 million for a period of twenty-one (21) consecutive trading days, the Pink Possum will receive an additional cash payment equal to $15.0 million; provided that the Company will have the right, in its sole discretion, to make the foregoing $15.0 million payment by the issuance of shares of the Company’s common stock. The foregoing amounts will be payable to Pink Possum if the above milestones occur any time prior to the ten-year (10) anniversary of original consulting agreement, or August 28, 2030.

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The Employment Agreement and Mr. Okonsky’s employment will continue until terminated as set forth in the Employment Agreement. The Company may terminate the Employment Agreement at any time for cause (as defined in the Employment Agreement), subject to the terms of the Employment Agreement. In the event the Employment Agreement is terminated by the Company for cause, or in the event of Mr. Okonsky’s death or inability to perform (as defined in the Employment Agreement), Mr. Okonsky will be entitled to (i) any accrued but unpaid base salary through the last day of employment, (ii) reimbursement of timely-submitted and approved expenses, and (iii) any vested employee benefits to which Mr. Okonsky may be entitled to as of his last day of employment (the “Accrued Obligations”).

Mr. Okonsky may terminate the Employment Agreement at any time by providing at least thirty (30) days’ written notice. The Company may accept Mr. Okonsky’s resignation sooner by paying him an amount equal to the then-current base salary attributable to the number of days between the date the Company accepts the resignation and the effective resignation date specified by Mr. Okonsky (the “Resignation Payment”). In the event of a voluntary resignation, the Company will have no further obligation to Mr. Okonsky except for the Resignation Payment, Accrued Obligations and any accrued but unused vacation through the last day of employment.

In the event the Employment Agreement is terminated by the Company without cause, or by Mr. Okonsky for good reason (as defined in the Employment Agreement), at any time that is not within six (6) months after the occurrence of a change in control (as defined in the Employment Agreement), Mr. Okonsky will be entitled to, subject to executing a general release agreement, an amount equal to six (6) months of the then-current base salary (the “Severance Payment”). If the Employment Agreement is terminated by the Company without cause, or by Mr. Okonsky for good reason, within six (6) months after a change in control, Mr. Okonsky will be entitled to, subject to executing a general release agreement, the Severance Payment, except that in this instance the Severance Payment shall be an amount equal twelve (12) months of the then-current base salary. Pursuant to the Employment Agreement, Mr. Okonsky agreed not to compete with the Company until twelve (12) months after the termination of his employment.

The information set forth above is qualified in its entirety by reference to the Employment Agreement attached hereto as Exhibit 10.1, which exhibit is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, by and between Volcon, Inc. and Christian Okonsky, dated as of December 19, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcon, Inc.
(Registrant)

Date: December 20, 2022	/s/ Greg Endo
Greg Endo Chief Financial Officer

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